Exhibit 99.1

                      STATEMENT OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


     In connection with the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "Form 10-K") of Middleburg Financial Corporation (the "Company"), I, Joseph L. Boling, Chairman of the Board, President and Chief Executive Officer, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     (a) the Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (b) the information contained in the Form 10-K fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries as of, and for, the periods presented in the Form 10-K.


Date:  March 28, 2003                     /s/ Joseph L. Boling
                                         --------------------------------------
                                          Joseph L. Boling
                                          Chairman of the Board, President
                                          and Chief Executive Officer








[A signed original of this written statement required by Section 906 has been provided to Middleburg Financial Corporation and will be retained by Middleburg Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]